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                                                                    EXHIBIT 3.24



                                    BY-LAWS

                                       OF

                                   NDDC, INC.


                                   ARTICLE I

                                    OFFICES


        Section 1. Registered Office. The registered office of the corporation in the State of Texas shall be located at 807 Brazos, Austin, Texas 78701. The name of the corporation's registered agent at such address shall be The Prentice-Hall Corporation System, Inc.. The registered office and/or registered agent of the corporation may be changed from time to time by action of the board of directors.

        Section 2. Other Offices. The corporation may also have offices at such other places, both within and without the State of Texas, as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

        Section 1. Place and Time of Meetings. An annual meeting of the shareholders shall be held each calendar year on such date and at such time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. The purpose of the meeting shall be to elect Directors and to conduct such other proper business as may come before the meeting.

        Section 2. Special Meetings. Special meetings of shareholders may be called for any purpose and may be held at such time and place, within or without the State of Texas, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Such meetings may be called at any time by the board of directors or the president.


        Section 3. Place of Meetings. The board of directors may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the corporation.

        Section 4. Notice. Whenever shareholders are required or permitted to take action at a


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meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

        Section 5. Shareholders List. The officer having charge of the stock ledger of the corporation shall make, at least 10 days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting; during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

        Section 6. Quorum. The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by statute or by the certificate of incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

        Section 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.



        Section 8. Vote Required. When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the question is one



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upon which by express provisions of an applicable law or of the certificate of incorporation or of these by-laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 9. Voting Rights. Except as otherwise provided by the General Corporation Law of the State of Texas or by the certificate of incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of common stock held by such shareholder.

        Section 10. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

        Section 11. Action by Written Consent. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken and bearing the dates of signature of the shareholders who signed the consent or consents, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the state of Texas, or the corporation's principal place of business, or an officer or agent of the corporation having custody of the book or books in which proceedings of meetings of the shareholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. All consents properly delivered in accordance with this section shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. Any action taken pursuant to such written consent or consents Of the shareholders shall have the same force and effect as if taken by the shareholders at a meeting thereof.







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                                   ARTICLE III

                                    DIRECTORS

        Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors.

        Section 2. Number, Election and Term of Office. The number of directors shall be not less than two (2) nor more than seven (7). The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors and at least one director from each class of directors. The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of the first class to expire at the first Annual Meeting of Shareholders held after the initial election of the directors in such class, the term of office of the second class to expire at the second Annual Meeting of Shareholders held after the initial election of the directors in such class and the term of office of the third class to expire at the third Annual Meeting of Shareholders after the initial election of the directors in such class. At each Annual Meeting of Shareholders after such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election. A nominee to be a director of the Corporation may be elected only by the affirmative vote of more than fifty percent (50%) of the Corporation's outstanding shares entitled to vote for the election of directors.

        Section 3. Removal and Resignation. Any director or the entire Board of Directors may be removed only for cause. Any director may resign at any time upon written notice to the Corporation.

        Section 4. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding pursuant to the Corporation's Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director. Directors chosen pursuant to any of the foregoing provisions shall hold office for a term expiring at the Annual Meeting of Shareholders at which the term of the class to which they have been elected expires and until their successors are duly elected and have qualified or until their earlier resignation or removal. Additional directorships resulting from an increase in the number of directors pursuant to Section 2 of this Article III shall be apportioned among the three terms of directors as equally as possible. No decrease in the number of directors constituting the board shall shorten the term of any incumbent director.


        Section 5. Annual Meetings. An annual meeting of the Board of Directors shall be the first


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scheduled meeting of the Board of Directors following the annual meeting of the shareholders. The meeting shall be on such date and at such time and place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. The purpose of the meeting shall be to conduct such proper business as may come before the meeting.

        Section 6. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the board. Special meetings of the board of directors may be called by or at the request of the president on at least 24 hours notice to each director, either personally, by telephone, by mail, or by telegraph;, in like manner and on like notice the president must call a special meeting on the written request of at least a majority of the directors.

        Section 7. Quorum. Required Vote and Adjournment. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business, provided, that in no event shall a quorum consist of less than one third of the total number of directors established by the shareholders pursuant to Section 2 of this Article III. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the question is one upon which by express provisions of an applicable law or of the certificate of incorporation or these by-laws a different vote is required, in which case such express provision shall govern and control the decision of such question. Any director may authorize another person or persons to act for him or her by proxy and such proxy shall count for purposes of determining a quorum and for voting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 8. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these by-laws shall have and may exercise the powers of the board of directors in the management and affairs of the corporation except as otherwise limited by law. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.




        Section 9. Committee Rules. Each committee of the board of directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the board of directors designating such committee. In the event


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that a member and that member's alternate, if alternates are designated by the board of directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member.

        Section 10. Communications Equipment. Members of the board of directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

        Section 11. Waiver of Notice and Presumption of Assent. Any member of the board of directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

        Section 12. Action by Written Consent. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV

                                    OFFICERS

        Section 1. Number. The officers of the corporation shall be elected by the board of directors and may consist of a chairman of the board, a president, one or more vice-presidents, a secretary, a treasurer, and such other officers and assistant officers as may be deemed necessary or desirable by the board of directors. Any number of offices may be held by the same person. In its discretion, the board of directors may choose not to fill any office for any period as it may deem advisable.

        Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at its first meeting held after each annual meeting of shareholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or


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removal as hereinafter provided.

        Section 3. Removal. Any officer or agent elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term by the board of directors then in office.

        Section 5. Compensation. Compensation of all officers shall be fixed by the board of directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

        Section 6. Chairman of the Board and Chief Executive Officer. The chairman of the board shall be the chief executive officer of the corporation, and shall have the powers and perform the duties incident to that position. Subject to the powers of the board of directors, he or she shall be in the general and active charge of the entire business and affairs of the corporation, and shall be its chief policy making officer. He or she shall preside at all meetings of the board of directors and shareholders and shall have such other powers and perform such other duties as may be prescribed by the board of directors or provided in these by-laws. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chairman of the board shall perform all the duties and responsibilities and exercise all the powers of the president.

        Section 7. The President. The president shall, subject to the powers of the board of directors and the chairman of the board, have general charge of the business, affairs and property of the corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board or the board of directors or as may be provided in these by-laws.

        Section 8. Chief Operating Officer. The chief operating officer of the corporation, subject to the powers of the board of directors, shall have general and active management of the business of the corporation; and shall see that all orders and resolutions of the board of directors are carried into effect. The chief operating officer shall have such other powers and perform such other duties as may be prescribed by the chairman of the board., the chief executive officer or the board of directors or as may be provided in these by-laws.

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                                 WRITTEN CONSENT
                                     OF THE
                                SOLE STOCKHOLDER
                                       OF
                                   NDDC, INC.
                              (a Texas corporation)
                              IN LIEU OF A MEETING

                                October 16, 2001

The undersigned, being the sole stockholder of NDDC, INC., a Texas corporation (the "Company"), pursuant to the provisions of Article 9.10(A) of the Texas Business Corporation Act, hereby consents to the taking of the following actions by written consent in lieu of a meeting and hereby consents to, adopts and approves the following resolutions and each and every action effected thereby:

AMENDMENT TO THE BYLAWS

WHEREAS, the sole stockholder of the Company has deemed it advisable, and in the best interests of the Company, to amend (the "Amendment") the By-Laws (the "By-Laws") of the Company to change the number of directors required to be on the board of directors of the Company;

NOW, THEREFORE, BE IT RESOLVED, that the By-Laws shall be amended to restate, in its entirety, the first sentence of Article III, Section 2 to state the following: "The number of directors shall be not less than one (1) nor more than seven (7)."

RESOLVED FURTHER, that the proper officers of the Company are and each of them hereby is authorized and directed, in the name and on behalf of the Company, to execute and deliver the Amendment, with such nonmaterial changes or amendments thereto as such officer or officers deem necessary or appropriate; and

RESOLVED FURTHER, that all acts and things heretofore done by any such officers, or by any other employees or agents of the Company, on or prior to the date hereof, in connection with the transactions contemplated by the foregoing resolutions hereby are, in all aspects, ratified, confirmed, approved and adopted as acts on behalf of the Company.

IN WITNESS WHEREOF, the undersigned sole stockholder of the Company has executed this Written Consent as of the date first above written.



                                   MAXUM HEALTH SERVICES CORP.



                                   By: /s/ MARILYN U. MacNIVEN-YOUNG
                                      ----------------------------------
                                      Marilyn U. MacNiven-Young,
                                      Executive Vice President





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                                   NDDC, INC.

                            CERTIFICATE OF SECRETARY



        I, Marilyn U. MacNiven-Young, do hereby certify that: (i) I am the duly elected and acting Secretary of NDDC, Inc., a Texas corporation (the "Company"); and (ii) Amendment No. 1 to the Bylaws ("Bylaws") of the Company attached hereto as Exhibit A, constitutes part of the Bylaws of the Company as duly adopted by the Sole Stockholder of the Company on October 16, 2001.



        WITNESS my hand this 16th day of October, 2001.



                                         /s/ MARILYN U. MacNIVEN-YOUNG
                                         ---------------------------------------
                                         Marilyn U. MacNiven-Young, Secretary

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                                                                       EXHIBIT A


                             AMENDMENT NO. 1 TO THE
                                   BY-LAWS OF
                                   NDDC, INC.
                               A TEXAS CORPORATION

               ADOPTED BY THE SOLE STOCKHOLDER ON OCTOBER 16, 2001


        The first sentence of Article III, Section 2 of the By-laws of NDDC, Inc. is amended in its entirety as follows:

        "The number of directors shall be not less than one (1) nor more than seven (7)"